                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Amendment Number One to Registration Statement on Form S-4 (File No. 333-70709) of our report dated February 16, 1998 included in Allied Waste Industries, Inc.'s Form 10-K for the year ended December 31, 1997, as amended by our report dated June 30, 1998, included in Allied Waste Industries, Inc.'s Current Report on Form 8-K/A-1 filed August 28, 1998, and of our report dated October 16, 1998, on Allied Waste Industries, Inc.'s December 31, 1997 Supplemental Consolidated Financial Statements included in Allied Waste Industries, Inc.'s Current Report on Form 8-K filed October 29, 1998.





                                                   /s/ Arthur Andersen LLP
Phoenix, Arizona,
   January 26, 1999